EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Northern Minerals & Exploration Ltd. (the “Company”) on Form 10-K for the year ended July 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

i.	The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and Result of operations of the company.

IN WITNESS WHEREOF, the undersigned have executed this certification as of the 30th day of November, 2016.

By:	/s/ Howard Siegel
Howard Siegel
President, Chief Executive Officer, Chief Financial Officer,
Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)

By:	/s/ Roger Autrey
Roger Autrey
Secretary

By:	/s/ Ivan Webb
Ivan Webb
Vice President and Director